Exhibit 10.5

To:

MetaOptics Technologies Pte. Ltd.

Attention: Board of Directors

Date: 30 July 2025

I refer to the amount of S$2,880,000 (the “Amount”) due to Metasurface Technologies Pte. Ltd. (“MST SingCo”) from MetaOptics Technologies Pte. Ltd. (the “Company”) and the non-demand letter dated 31 December 2024 from MST SingCo to the Company (the “MST SingCo Non-Demand Letter”) and the repayment letter dated 12 March 2025 from the Company to MST SingCo (the “MOT to MST SingCo Acknowledgement Letter”, and together with the “MST SingCo Non-Demand Letter”, referred to as the “Letters”).

In consideration of the sum of S$1.00 (the sufficiency, adequacy and receipt of is hereby acknowledged and confirmed), and for so long as all laws, regulations and rules (including the rules of any securities exchanges) applicable to me, MST SingCo and the Company are complied with, I hereby irrevocably undertake to the Company that I shall use my best efforts to procure that MST SingCo shall abide by, comply with and act in accordance with the intentions and understandings of the parties reflected in the Letters, and not take any action that will be against the intention and the spirit of the intentions and the understandings of the parties reflected in the Letters.

This deed shall be governed by the laws of the Republic of Singapore.

SIGNED, SEALED, AND DELIVERED by CHUA CHWEE LEE (CAI SHUILI) in the presence of:	) ) )	/s/ Chua Chwee Lee

/s/ Lee Inn Tai

Witness’ signature
Name:	Lee Inn Tai